Exhibit 3.1

British Virgin Islands

The BVI Business Companies Act

(No. 16 of 2004)

Memorandum and Articles of Association

of

Biohaven Pharmaceutical Holding Company Ltd.
Incorporated this 25th day of September 2013
Amended and Restated this 20th day of January 2014
Amended and Restated this 28th day of June 2016
Amended and Restated this 28th day of October 2016

Maples Corporate Services (BVI) Limited
Kingston Chambers
PO Box 173
Road Town, Tortola
British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION

OF

Biohaven Pharmaceutical Holding Company Ltd.

1                                         Company Name

1.1                               The name of the Company is Biohaven Pharmaceutical Holding Company Ltd.

1.2                               The Directors or Members may from time to time change the Company’s name by Resolution of Directors or Resolution of Members. The Directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file an application for change of name with the Registrar, and any such change will take effect from the date of the certificate of change of name issued by the Registrar.

1.3                               A change of name of the Company shall constitute an amendment of this Memorandum and the Articles and, in the event of a resolution being passed to change the name of the Company, the provisions below in respect of amendments to this Memorandum and the Articles must be complied with.

2                                         Company Limited by Shares, Liability of Members

2.1                               The Company is a company limited by Shares.

2.2                               The liability of each Member is limited to:

(a)                                 the amount from time to time unpaid on that Member’s Shares;

(b)                                 any liability expressly provided for in this Memorandum or the Articles; and

(c)                                  any liability to repay a Distribution pursuant to section 58(1) of the Act.

3                                         Registered Office

3.1                               The first registered office of the Company will be situated at c/a Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

3.2                               The Directors or Members may from time to time change the Company’s registered office by Resolution of Directors or Resolution of Members, provided that the Company’s registered office shall at all times be the office of the registered agent. The Directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of change of registered office, and any such change of registered office will take effect from the date of the registration by the Registrar of such notice.

4                                         Registered Agent

4.1                               The first registered agent of the Company will be Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

4.2                               The Directors or Members may from time to time change the Company’s registered agent by Resolution of Directors or Resolution of Members. The Directors shall give notice of such resolution to the registered agent of the Company (meaning the existing registered agent), for the registered agent to file with the Registrar a notice of change of registered agent, and any such change of registered agent will take effect from the date of the registration by the Registrar of such notice.

4.3                               If the existing registered agent does not file such notice on instruction by the Directors, the Directors shall procure that a notice of change of registered agent is filed with the Registrar by a legal practitioner in the British Virgin Islands acting on behalf of the Company, and any such change of registered agent will take effect from the date of the registration by the Registrar of such notice.

4.4                               If at any time the Company does not have a registered agent, a registered agent may be appointed by a Resolution of Directors or Resolution of Members.

5                                         General Objects and Powers

5.1                               Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Act or any other law of the British Virgin Islands.

5.2                               Without limiting the foregoing, the powers of the Company include the power to do the following:

(a)                                 grant options over unissued Shares and treasury Shares;

(b)                                 issue securities that are convertible into Shares;

(c)                                  give financial assistance to any person in connection with the acquisition of the Company’s own Shares;

(d)                                 issue debt obligations of every kind and grant options, warrants and rights to acquire debt obligations;

(e)                                  guarantee a liability or obligation of any person and secure any obligations by mortgage, pledge or other charge, of any of its assets for that purpose; and

(f)                                   protect the assets of the Company for the benefit of the Company, its creditors and its Members and, at the discretion of the Directors, for any person having a direct or indirect interest in the Company.

6                                         Maximum Number of Authorised Shares

6.1                               The Company is authorised to issue a total of 49,242,172 Shares divided into two classes as follows:

(a)                                 38,000,000 common Shares of no par value each; (the “Common Shares”); and

(b)                                 11,242,172 series A convertible preferred Shares of no par value each (the “Series A Preferred Shares”) (such Series A Preferred Shares to be issued in such series as the Directors may determine from time to time), each Share having the rights and being subject to the restrictions set out in this Memorandum and the Articles. For the purposes of Section 9 of the Act, any rights, privileges, restrictions and conditions attaching to any of the Shares as provided for in the Articles are deemed to be set out and stated in full in this Memorandum.

6.2                               Subject at all times to the provisions of clauses 10 and 11 of this Memorandum, the Directors or Members may from time to time by Resolution of Directors or Resolution of Members increase or decrease the maximum number of Shares the Company is authorised to issue, by amendment to this Memorandum in accordance with the provisions below.

7                                         Rights, Privileges, Restrictions and Conditions Attaching to Shares

Voting

7.1                               Each Common Share shall confer on the holder thereof the right to receive notice of, and to attend and vote at, any meetings of the Members and to one vote on any Resolution of Members. Except as provided by law or by the other provisions of this Memorandum or the Articles, holders of Common Shares shall vote together with the holders of Series A Preferred Shares as a single class.

7.2                               Each Series A Preferred Share confers on its holder the right to such number of votes on any Resolution of Members as would equal the number of Common Share(s) then issuable upon the conversion of such Series A Preferred Share into Common Share(s) in accordance with clause 7.10 of this Memorandum.

Dividends

7.3                               Each Share shall entitle the holder thereof to participate rateably in the payment of any dividends in accordance with the provisions of this clause 7.

7.4                               Save in respect of dividends on Common Shares payable in Common Shares subject to the provisions of clause 7.8(f), all Distributable Amounts, when, as and if declared by the Directors, be allocated in accordance with the order of priority set forth in this clause 7.4:

(a)                                 First, 100% of all Distributable Amounts to the holders of the Series A Preferred Shares on a pro rata, pari passu basis, until the holders of the Series A Preferred Shares have received a return calculated at the rate of eight percent (8%) per year of the Series A Preferred Share Original Issue Price on such Series A Preferred Shares (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalisation with respect to the Series A Preferred Shares); then

(b)                                 Second, 100% of all remaining Distributable Amounts between the Common Shares and the Series A Preferred Shares, on a pro rata, pari passu basis, according to the number of Common Shares held by such holders, with the dividend per Series A Preferred Share being an amount as would equal the product of (1) the dividend payable on each Share of such class or series determined, if applicable, as if all Shares of such class or series had been converted into Common Shares and (2) the number of Common Shares issuable upon conversion of a Series A Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend.

7.5                               For the avoidance of doubt, dividends contemplated by clause 7.4(a) shall be non-cumulative year-on-year

Surplus Assets on a Winding up of the Company or Deemed Liquidation Event.

7.6                               Preferential Payments to holders of Series A Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, the holders of Series A Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its Members before any payment shall be made to the holders of Common Shares by reason of their ownership thereof, an amount per Share (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Preferred Share Liquidation Amount”) equal to the greater of:

(a)                                 the Series A Preferred Share Original Issue Price, plus any dividends declared but unpaid thereon; or

(b)                                 such amount per Share as would have been payable had all the Series A Preferred Shares been converted into Common Shares pursuant to clause 7.7 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to the Members shall be insufficient to pay the holders of Series A Preferred Shares the full amount to which they shall be entitled under this clause 7.6, the holders of Series A Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Shares held by them upon such distribution if all amounts payable on or with respect to such Shares were paid in full.

7.7                               Payments to holders of Common Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of Series A Preferred Shares, the remaining assets of the Company available for distribution to its Members shall be distributed among the holders of Common Shares, pro rata based on the number of Shares held by each such holder.

7.8                               Allocation of Escrow.  In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the shareholders of the Company is placed into escrow and/or is payable to the shareholders of the Company subject to contingencies, the agreement or plan of merger or consolidation for such Deemed Liquidation Event shall provide that (i) the portion of such consideration that is not placed into escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the Members in accordance with clauses 7.6 and 7.7 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (ii) any additional consideration which becomes payable to Members upon release from escrow or satisfaction of contingencies shall be allocated among the Members in accordance with clauses 7.6 and 7.7 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

7.9                               Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the Members upon any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such Members by the Company or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Directors.

Optional Conversion Rights

7.10                        The holders of the Series A Preferred Shares shall have conversion rights as follows (the “Conversion Rights”):

(a)                                 Right to Convert

(i)                                     Conversion Ratio. Each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable Common Shares as is determined by dividing the Series A Preferred Share Original Issue Price by the Series A Preferred Share Conversion Price in effect at the time of conversion; provided, however, that the voluntary conversion of any Series A Preferred Shares pursuant to this clause 7.10(a)(i) shall only become effective upon Conversion Time referred to in clause 7,10(c)(i) unless (A) a Special Mandatory Conversion shall occur with respect to such Series A Preferred Shares prior to the Conversion Time, in which case such Series A Preferred Shares shall instead be converted pursuant to the provisions of clauses 7.13 and 7.14, or (B) such voluntary conversion is exercised by any holder of Series A Preferred Shares in connection with, and effective upon or immediately prior to, a Deemed Liquidation Event or a firm-commitment underwritten public offering of Common Shares by the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which case the voluntary conversion shall occur effectively upon or immediately prior to the closing of such Deemed Liquidation Event or the effectiveness of such registration statement.

(ii)                                  Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Shares.

(b)                                 Fractional Shares

No fractional Common Shares shall be issued upon conversion of the Series A Preferred Shares. In lieu of any fractional Shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a Common Share as determined by a Resolution of Directors. Whether or not fractional Shares would be issuable upon such conversion shall be determined on the basis of the total number of Series A Preferred Shares the holder is at the time converting into Common Shares and the aggregate number of Common Shares issuable upon such conversion.

(c)                                  Mechanics of Conversion.

(i)                                     Notice of Conversion. In order for a holder of Series A Preferred Shares to voluntarily convert Series A Preferred Shares into Common Shares, such holder shall provide written notice to the Company that such holder elects to convert all or any number of such holder’s Series A Preferred Shares and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the Common Shares to be issued. If required by the Company, any Series A Preferred Shares surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder. The close of business on the 90th date after receipt by the Company of such notice shall be the time of conversion (the “Conversion Time”), and the Common Shares issuable upon conversion of the specified Shares shall be deemed to be outstanding of record as of such date. The Company shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Series A Preferred Shares, or to his, her or its nominees, a certificate or certificates for the number of full Common Shares issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the Series A Preferred Shares represented by the surrendered certificate that were not converted into Common Shares, (ii) pay in cash such amount as provided in clause 7.10(b) in lieu of any fraction of a Common Share otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the Series A Preferred Shares converted.

(ii)                                  Reservation of Shares. The Company shall at all times when the Series A Preferred Shares shall be outstanding, reserve and keep available, for the purpose of effecting the conversion of the Series A Preferred Shares, such number of its duly authorised Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares; and if at any time the number of authorised but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Shares of the Series A Preferred Shares, the Company shall take such corporate action as may be necessary to increase its authorised but unissued Common Shares to such number of Shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite Member approval of any necessary amendment to this Memorandum and the Articles.

(iii)                               Effect of Conversion. All Series A Preferred Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such Shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive Common Shares in exchange therefor, to receive payment in lieu of any fraction of a Share otherwise issuable upon such conversion as provided in clause 7.10(b) and to receive payment of any dividends declared but unpaid thereon. Any Series A Preferred Shares so converted shall be retired and cancelled and may not be reissued as Shares of such series, and the Company may thereafter take such appropriate action (without the need for Member action) as may be necessary to reduce the authorised number of Series A Preferred Shares accordingly.

(iv)                              No Further Adjustment. Upon any such conversion, no adjustment to the Series A Preferred Share Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Shares surrendered for conversion or on the Common Shares delivered upon conversion.

(v)                                 Taxes. The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Common Shares upon conversion of Series A Preferred Shares pursuant to this clause 7.10. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Shares in a name other than that in which the Series A Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(d)                                 Adjustments to Series A Preferred Share Conversion Price for Diluting Issues.

(i)                                     No Adjustment of Series A Preferred Share Conversion Price. No adjustment in the Series A Preferred Share Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Common Shares if the Company receives written notice from the holders of at least a majority of the then outstanding Series A Preferred Shares agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Common Shares.

(ii)                                  Deemed Issue of Additional Common Shares.

(A)                               If the Company at any time or from time to time after the Series A Preferred Share Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B)                               If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Preferred Share Conversion Price pursuant to the terms of clause 7.10(d)(iii), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Common Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Preferred Share Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Preferred Share Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause 7.10(d)(ii)(B) shall have the effect of increasing the Series A Preferred Share Conversion Price to an amount which exceeds the lower of (i) the Series A Preferred Share Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Preferred Share Conversion Price that would have resulted from any issuances of Additional Common Shares (other than deemed issuances of Additional Common Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C)                               If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Preferred Share Conversion Price pursuant to the terms of clause 7.10(d)(iii) (either because the consideration per Share (determined pursuant to clause 7.10(d)(iv)) of the Additional Common Shares subject thereto was equal to or greater than the Series A Preferred Share Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A Preferred Share Original Issue Date), are revised after the Series A Preferred Share Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of Common Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Common Shares subject thereto (determined in the manner provided in clause 7.10(d)(ii)(A) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)                               Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Preferred Share Conversion Price pursuant to the terms of clause 7.10(d)(iii), the Series A Preferred Share Conversion Price shall be readjusted to such Series A Preferred Share Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(E)                                If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Preferred Share Conversion Price provided for in this clause 7.10(d)(ii) shall be effected at the time of such issuance or amendment based on such number of Shares or amount of consideration without regard .to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this clause 7.10(d)(ii)). If the number of Common Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Preferred Share Conversion Price that would result under the terms of this clause 7.10(d)(ii) at the time of such issuance or amendment shall instead be effected at the time such number of Shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Preferred Share Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iii)                               Adjustment of Series A Preferred Share Conversion Price Upon Issuance of Additional Common Shares. In the event the Company shall at any time after the Series A Preferred Share Original Issue Date issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to clause 7.10(d)(ii)), without consideration or for a consideration per Share less than the Series A Preferred Share Conversion Price in effect immediately prior to such issue, then the Series A Preferred Share Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) + (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series A Preferred Share Conversion Price in effect immediately after such issue of Additional Common Shares

“CP1” shall mean the Series A Preferred Share Conversion Price in effect immediately prior to such issue of Additional Common Shares;

“A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Common Shares (treating for this purpose as outstanding all Common Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Shares) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of Common Shares that would have been issued if such Additional Common Shares had been issued at a price per Share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Common Shares issued in such transaction.

(iv)                              Determination of Consideration. For purposes of this clause 7.10(d), the consideration received by the Company for the issue of any Additional Common Shares shall be computed as follows:

Cash and Property:  Such consideration shall:

(A)                               insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(B)                               insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined by Resolution of Directors; and

(C)                               in the event Additional Common Shares are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined by a Resolution of Directors.

Options and Convertible Securities. The consideration per Share received by the Company for Additional Common Shares deemed to have been issued pursuant to clause 7.10(d)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

(D)                               The total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for

Convertible Securities and the conversion or exchange of such Convertible Securities, by

(E)                                the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(v)                                 Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Common Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Preferred Share Conversion Price pursuant to the terms of clause 7.10(d)(iii) then, upon the final such issuance, the Series A Preferred Share Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(e)                                  Adjustment for Share Splits and Combinations.

If the Company shall at any time or from time to time after the Series A Preferred Share Original Issue Date effect a subdivision of the outstanding Common Shares, the Series A Preferred Share Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of Common Shares issuable on conversion of each Share of such series shall be increased in proportion to such increase in the aggregate number of Common Shares outstanding. If the Company shall at any time or from time to time after the Series A Preferred Share Original Issue Date combine the outstanding Common Shares, the Series A Preferred Share Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Common Shares issuable on conversion of each Share of such series shall be decreased in proportion to such decrease in the aggregate number of Common Shares outstanding. Any adjustment under this clause shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)                                   Adjustment for Certain Dividends and Distributions.

In the event the Company at any time or from time to time after the Series A Preferred Share Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable on the Common Shares in additional Common Shares, then and in each such event the Series A Preferred Share Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Preferred Share Conversion Price then in effect by a fraction:

(i)                                     the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii)                                  the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Share Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Preferred Share Conversion Price shall be adjusted pursuant to this clause 7.10(f) as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Shares simultaneously receive a dividend or other distribution of Common Shares in a number equal to the number of Common Shares as they would have received if all outstanding Series A Preferred Shares had been converted into Common Shares on the date of such event.

(g)                                  Adjustments for Other Dividends and Distributions.

In the event the Company at any time or from time to time after the Series A Preferred Share Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of Common Shares in respect of outstanding Common Shares) or in other property and the provisions of clause 7.4 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Shares shall receive, simultaneously with the distribution to the holders of Common Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Series A Preferred Shares had been converted into Common Shares on the date of such event.

(h)                                 Adjustment for Merger or Reorganisation, etc.

Subject to the provisions regarding Deemed Liquidation Events, if there shall occur any reorganisation, recapitalisation, reclassification, consolidation or merger involving the Company in which the Common Shares (but not the Series A Preferred Shares) is converted into or exchanged for securities, cash or other property (other than a transaction covered by clauses 7.10(d) to 7.10(d)(v), clause 7.10(f) or clause 7.10(g)), then, following any such reorganisation, recapitalisation, reclassification, consolidation or merger, each Series A Preferred Share shall thereafter be convertible in lieu of the Common Shares into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Common Shares issuable upon conversion of one Series A Preferred Shares immediately prior to such reorganisation, recapitalisation, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined by Resolution of Directors) shall be made in the application of the provisions in this clause 7.10 with respect to the rights and interests thereafter of the holders of the Series A Preferred Shares, to the end that the provisions set forth in this clause 7.10 (including provisions with respect to changes in and other adjustments of the Series A Preferred Share Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Shares.

(i)                                     Certificate as to Adjustments.

Upon the occurrence of each adjustment or readjustment of the Series A Preferred Share Conversion Price pursuant to clause 7.10, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Shares a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Shares is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Shares (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Preferred Share Conversion Price then in effect, and (ii) the number of Common Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Shares.

(j)                                    Notice of Record Date.

In the event:

(i)                                     the Company shall take a record of the holders of any class of Shares and/or securities for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any Shares of capital stock of any class or any other securities, or to receive any other security; or

(ii)                                  of any capital reorganisation of the Company, any reclassification of the Common Shares, or any Deemed Liquidation Event; or

(iii)                               of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the holders of the Series A Preferred Shares a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganisation, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Shares) shall be entitled to exchange their Common Shares (or such other capital stock or securities) for securities or other property deliverable upon such reorganisation, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per Share and character of such exchange applicable to the Series A Preferred Shares and the Common Shares. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

(k)                                 Adjustment of Series A Preferred Share Conversion Price if Certain Conditions are Met.

Notwithstanding anything to the contrary provided in this clause 7, upon the earlier of (a) the date the Directors determine not to move forward with a Phase Ill clinical trial with the Company’s BHV-3000 candidate or (b) the Company failing to initiate a Phase Ill clinical trial with its BHV-3000 candidate on or before October 1, 2017, which date may be extended by the express written consent of holders of at least a majority of then-outstanding Series A Preferred Shares, voting together as a separate class (the “Preferred Majority”) (the date of such Directors’ determination or October 1, 2017, whichever is earlier, the “Adjustment Date”), the Series A Preferred Share Conversion Price per Share of the Series A Preferred Shares shall, automatically and without any action on the part of any holder of Series A Preferred Shares or the Company, be reduced to $7.0613 (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalisation with respect to the Series A Preferred Shares), effective as of the Adjustment Date.

Notwithstanding anything to the contrary provided in this clause 7, contingent and effective upon the consummation of the transactions contemplated by the Restructuring Plan (as defined in the Purchase Agreement), pursuant to which Delaware Corp (as defined in the Purchase Agreement) will be merged with or into, consolidated with, acquired by (whether by share exchange, share purchase, asset purchase, acquisition, sale, license or other disposition) or otherwise become wholly owned by the Company or any of its Subsidiaries for consideration paid or deemed paid by the Company (or any of its Subsidiaries) to Delaware Corp in the form of securities (such total consideration, the “Consideration”), the Series A Preferred Conversion Price per Share of the Series A Preferred Shares shall, automatically and without any action on the part of any holder of Series A Preferred Shares, the Company or the Directors, be reduced to an amount obtained by dividing (a) the result of (x) $175,000,000 minus (y) the fair market value of the Consideration by (b) 18,835,167 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to Series A Preferred Shares plus any shares issued in connection with the Restructuring Plan. If the Consideration is in a form other than Securities of the Company, there will be no adjustment to the Series A

Preferred Shares, but such Restructuring Plan must be approved by the Preferred Majority.

No amendment or modification to this Memorandum or any Resolution of Directors shall be required or necessary in connection with such adjustment pursuant to this clause 7.10(k).

Mandatory Conversion.

7.11                        Trigger Events.  Upon either (a) the closing of the sale of Common Shares to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of proceeds, before deduction of the underwriting discount and commissions, to the Company or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Preferred Majority (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding Series A Preferred Shares shall automatically and without any further action on the part of the holders thereof or the Company, be converted into Common Shares, at the then effective conversion rate as calculated pursuant to clause 7.10(a)(i) and (ii) such Shares may not be reissued by the Company.

7.12                        Procedural Requirements. All holders of record of Series A Preferred Shares shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such Series A Preferred Shares pursuant to clauses 7.11 and 7.12. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of Series A Preferred Shares in certificated form shall surrender his, her or its certificate or certificates for all such Shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorised in writing. All rights with respect to the Series A Preferred Shares converted pursuant to clause 7.11, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this clause 7.12. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Shares, the Company shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full Common Shares issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in clause 7.10(b) in lieu of any fraction of a Common Share otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the Series A Preferred Shares converted. Such converted Series A Preferred Shares shall be retired and cancelled and may not be reissued as Shares of such series, and the Company may thereafter take such appropriate action (without the need for Member action) as may be necessary to reduce the authorised number of Series A Preferred Shares accordingly.

Special Mandatory Conversion

7.13                        Trigger Event.

(a)                                 In the event that any holder of Series A Preferred Shares, other than the Exempted Holders with respect to (and only with respect to) their respective Exempted Shares, does not purchase, at the Second Tranche Closing (if any), the full amount of its Second Tranche Share Allocation at the Second Tranche Closing, then the Applicable Portion of the Series A Preferred Shares held by such holder shall automatically, and without any further action on the part of such holder, be converted into Common Shares at a conversion ratio such that every 1,000 Series A Preferred Shares of the Applicable Portion held by such holder shall be converted into one Common Share, effective upon and concurrently with the consummation of the Second Tranche Closing. Any such conversion described in this clause 7.13(a) is referred to as a “Special Mandatory Conversion.”

(b)                                 Any Series A Preferred Shares converted pursuant to a Special Mandatory Conversion shall automatically, and without any further action on the part of the holder, upon the effectiveness of such Special Mandatory Conversion, lose, among other rights that are otherwise available to holders of Series A Preferred Shares, (a) registration rights and benefits set forth in Section 2 of the Investors’ Rights Agreement, provided, that the holder shall continue to be bound by Section 2.11 (Market Stand-off Agreement) with respect to such Shares, (b) information rights in Section 3.1 and inspection rights in Section 3.2, respectively, of the Investors’ Rights Agreement and (c) pre-emptive rights or rights of first offer with respect to issuances of securities by the Company and rights of first refusal and co-sale set forth in the Shareholders Agreement or such holder’s joinder thereto.

(c)                                  For the avoidance of doubt, if any Exempted Holder holds Series A Preferred Shares other than the Exempted Shares, such Exempted Holder shall be subject to the Special Mandatory Conversion with respect to the other Series A Preferred Shares held by such Exempted Holder.

(d)                                 For purposes of determining the number of Series A Preferred Shares owned by a holder, and for determining the number of Second Tranche Shares a holder of Series A Preferred Shares has purchased in the Second Tranche Closing, all Series A Preferred Shares held by Affiliates of such holder shall be aggregated with such holder’s Shares and Second Tranche Shares purchased by Affiliates of such holder shall be aggregated with the Second Tranche Shares purchased by such holder (provided that no Shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons).

7.14                        Procedural Requirements.

Upon a Special Mandatory Conversion, each holder of Series A Preferred Shares or Common Shares converted pursuant clause 7.13 shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such Series A Preferred Shares or Common Shares pursuant to clauses 7.13 and 7.14. Upon receipt of such notice, each holder of such Series A Preferred Shares or Common Shares in certificated form shall surrender his, her or its certificate or certificates for all such Shares (or, if such holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorised in writing. All rights with respect to the Series A Preferred Shares converted pursuant to clause 7.13, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender any certificates for such Shares at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this clause 7.14, As soon as practicable after the Special Mandatory Conversion and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Shares or Common Shares so converted, the Company shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full Common Shares issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in clause 7.10(b) in lieu of any fraction of a Common Share otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the Series A Preferred Shares converted and (c) a new certificate for the number of Shares, if any, of Series A Preferred Shares represented by such surrendered certificate and not converted pursuant to clause 7.13. Such converted Series A Preferred Shares and/or Common Shares shall be retired and cancelled and may not be reissued as Shares of such series, and the Company may thereafter take such appropriate action (without the need for Shareholder action) as may be necessary to reduce the authorised number of Series A Preferred Shares or Common Shares accordingly.

8                                         Registered Shares Only

Shares may only be issued as registered Shares and the Company is not authorised to issue bearer shares. Registered Shares may not be exchanged for bearer shares or converted to bearer shares.

9                                         Amendments to this Memorandum and the Articles

9.1                               Subject to the provisions of the Act and clauses 10 and 11 of this Memorandum, the Directors or Members may from time to time amend this Memorandum or the Articles by Resolution of Directors or Resolution of Members. The Directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of the amendment to this Memorandum or the Articles, or a restated memorandum and articles of association incorporating the amendment(s) made, and any such amendment(s) to this Memorandum or the Articles will take effect from the date of the registration by the Registrar of the notice of amendment or restated memorandum and articles of association incorporating the amendment(s) made.

9.2                               Notwithstanding any provision to the contrary in this Memorandum or the Articles, the Directors shall not have the power to amend this Memorandum or the Articles:

(a)                                 to restrict the rights or powers of the Members to amend this Memorandum or the Articles;

(b)                                 to change the percentage of Members required to pass a resolution to amend this Memorandum or the Articles;

(c)                                  in circumstances where this Memorandum or the Articles cannot be amended by the Members; or

(d)                                 to vary clause 10 or clause 11 of this Memorandum.

9.3                               A change of registered office or registered agent shall not constitute an amendment of this Memorandum or the Articles.

10                                  Reserved Matters

At any time when Series A Preferred Shares are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the Preferred Majority, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as-converted to Common Shares basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)                                 amend or change the rights, preferences, privileges or powers of the Series A Preferred Shares;

(b)                                 increase or decrease the number of authorised Series A Preferred Shares or Common Shares;

(c)                                  create any new class or series of Shares having rights, preferences or privileges superior to or on parity with the Series A Preferred Shares;

(d)                                 purchase or redeem any Common Shares other than pursuant to (i) equity incentive agreements with employees or service providers giving the Company the right to repurchase Shares upon termination of employment or the provision of services or (ii) that certain Put Agreement between the Company and Connecticut Innovations, Incorporated, dated July 18, 2016;

(e)                                  authorize or effect a Deemed Liquidation Event;

(f)                                   amend or waive any provisions of this Memorandum and/or the Articles;

(g)                                  increase or decrease the authorised maximum or minimum number of Directors as set out in Article 13.2 of the Articles;

(h)                                 pay or declare any dividend on Common Shares or Series A Preferred Shares; or

(i)                                     issue debt if the aggregate indebtedness of the Company and its Subsidiaries for borrowed money following such action would exceed US$10,000,000.

11                                  Further Reserved Matters

At any time when Series A Preferred Shares are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent or affirmative vote of the Preferred Majority, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as-converted to Common Shares basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)                                 permit Delaware Corp or any Subsidiary to issue shares of interests in such entity; or

(b)                                 authorize or effect a sale, transfer or contribution of material assets of the Company to any third party other than a wholly-owned Subsidiary of the Company

12                                  Definitions and Interpretation

12.1                        In this memorandum of association and the articles of association of the Company:

“Act”	means the BVI Business Companies Act, 2004;

“Additional Common Shares”

means all Common Shares issued (or, pursuant to clause 7.10(d)(ii) of this Memorandum, deemed to be issued) by the Company after the Series A Preferred Share Original Issue Date, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following Options and Convertible

Securities (clauses (1) and (2), collectively, “Exempted Securities”):

	(a)	Common Shares, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Shares;

	(b)	Common Shares, Options or Convertible Securities issued by reason of a dividend, share split, split-up or other distribution on Common Shares that is covered by clauses 7.10(e) to 7.10(h) inclusive;

(c)

Common Shares or Options issued to employees or Directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to the Company’s equity incentive plan, as it may be amended or restated from time to time but only to the extent the number of Shares issued under such plan does not exceed 5% of the total number of Shares calculated on a fully-diluted basis as including in the denominator of such calculation all Series A Preferred Shares which the purchasers under the Series A Preferred Share Purchase Agreement have agreed to purchase (whether or not such Shares are purchased);

(d)

up to 32,500 Common Shares issued to Kleo Pharmaceuticals, Inc. pursuant to that certain Securities Purchase Agreement dated August 29, 2016, by and between the Company and Kleo Pharmaceuticals, Inc.; or

(e)

Common Shares or Convertible Securities actually issued upon the exercise of Options or Common Shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

“Affiliate”

means, with respect to any holder of Series A Preferred Shares, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer,

director, member or employee of such holder and any venture capital fund now or hereafter existing of which the holder is a partner or member which is controlled by or under common control with one or more general partners of such holder or Shares the same management company with such holder;

“Applicable Portion”

means, with respect to any holder of Series A Preferred Shares, a number of Series A Preferred Shares calculated by multiplying the aggregate number of Series A Preferred Shares held by such holder immediately prior to the Second Tranche Closing by a fraction, the numerator of which is equal to the amount, if positive, by which such holder’s Second Tranche Share Allocation exceeds the number of Second Tranche Shares actually purchased by such holder at the Second Tranche Closing, and the denominator of which is equal to such holder’s Second Tranche Share Allocation;

“Articles”	means the Company’s articles of association, and “Article” shall be construed accordingly;

“AZ”	has the meaning given to it in the Purchase Agreement;

“Blair”	has the meaning given to it in the Purchase Agreement

“BMS”	has the meaning given to it in the Purchase Agreement;

“Common Shares”	has the meaning given to it in clause 6 of this Memorandum;

“Company”	means the above-named company;

“Conversion Rights”	has the meaning given to it in clause 7.8 of this Memorandum;

“Convertible Securities”	means any evidences of indebtedness, Shares or other securities directly or indirectly convertible into or exchangeable for Common Shares including warrants, but excluding Options;

“Conversion Time”	has the meaning given to it in clause 7.10(c)(i) of this Memorandum;

“Cowen”	has the meaning given to it in the Purchase Agreement

“Deemed Liquidation Event”

means, unless the holders of at least a majority of the Series A Preferred Shares elect otherwise by written notice sent to the Company at least twenty (20) days prior to the effective date of any such event:

	(a)	a merger or consolidation in which:

		(i)	the Company is a constituent party; or

		(ii)	a Subsidiary of the Company is a constituent party and the Company issues Shares pursuant to such merger or consolidation,

except any such merger or consolidation involving the Company or a Subsidiary in which the Shares outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the shares of (1) the surviving or resulting company; or (2) if the surviving or resulting company is a wholly owned Subsidiary of another company immediately following such merger or consolidation, the parent company of such surviving or resulting company; or

(b)

the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of the Company of all or substantially all the assets of the Company and its Subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Subsidiary of the Company;

“Directors”	means the directors for the time being of the Company;

“Distributable Amount”	means any amount available as a Distribution;

“Distribution”	means any distribution (including an interim or final dividend);

“Exempted Holders”	means the holders of the Exempted Shares;

“Exempted Shares”

means (i) a total of 1,076,299 Series A Preferred Shares issued by the Company to AZ pursuant to that certain License Agreement dated as of September 30, 2016, by and between the Company and AZ, (ii) a total of 1,345,374 Series A Preferred Shares issued by the Company to BMS pursuant to that certain License Agreement dated as of July 8, 2016, by and between the Company and BMS, (iii) a total of up to 52,470 Series A Preferred Shares issued by the Company to Blair pursuant to that certain letter agreement dated as of April 6, 2016, by and between the Company and Blair, and (iv) a total of up to 157,549 Series A Preferred Shares issued by the Company to Cowen pursuant to that certain letter agreement dated as of March 30, 2016, by and between Cowen and the Company, in each case issued pursuant to the Purchase Agreement and subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalisation with respect to the Series A Preferred Shares;

“Investors’ Rights Agreement”

means that certain investors’ rights agreement entered into between the Company and certain of its Members on or around the date of these Memorandum and Articles (as may be amended, replaced or supplemented from time to time);

“Mandatory Conversion Time”	has the meaning given to in clause 7.11 of this Memorandum;

“Members”	means the members for the time being of the Company;

“Memorandum”	means this, the Company’s memorandum of association;

“Option”	means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities;

“Person”	means any individual, corporation, partnership, trust, limited liability company, association or other entity;

“Purchase Agreement”	means that certain Series A Preferred Share Purchase Agreement entered into on or around the date of these Memorandum and Articles, by and among the Company and the other parties thereto;

“Registrar”	means the Registrar of Corporate Affairs appointed under the Act;

“Resolution of Directors”	means either:

(a)

a resolution approved at a duly constituted meeting of Directors by a majority of the votes cast by Directors who are present in person or by alternate at the meeting in accordance with the Articles; or

(b) a resolution consented to in writing by or on behalf of a majority of the Directors in accordance with the Articles;

“Resolution of Members”	means either:

(a) a resolution passed at a meeting of Members either on a show of hands or by a poll in accordance with the Articles; or

(b) a resolution duly consented to in writing by Members representing a majority of the votes of Shares entitled to vote on the resolution in accordance with this Memorandum and the Articles;

“Second Tranche Closing”	has the meaning given to it in the Purchase Agreement;

“Second Tranche Notice”	has the meaning given to it in the Purchase Agreement;

“Second Tranche Shares”	means the Series A Preferred Shares sold at the Second Tranche Closing;

“Second Tranche Share Allocation”

means, with respect to any holder of Series A Preferred Shares, the number of Series A Preferred Shares set forth opposite such holder’s name under the column titled “Second Tranche Shares” in Exhibit A attached to the Purchase Agreement; and

“Series A Preferred Shares”	has the meaning given to it in clause 6 of this Memorandum;

“Series A Preferred Share Conversion Price”

shall initially be equal to $9.2911. Such initial Series A Preferred Share
Conversion Price, and the rate at which Series A Preferred Shares may be converted into Common Shares, shall be subject to adjustment as provided for in this Memorandum;

“Series A Preferred Share Liquidation Amount”	has the meaning given to in clause 7.6 of this Memorandum;

“Series A Preferred Share Original Issue Date”	means the date on which the first Series A Preferred Shares were issued;

“Series A Preferred Share Original Issue Price”

means $9.2911 per Series A Preferred Share, subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalisation with respect to the Series A Preferred Shares;

“Series A Preferred Share Purchase Agreement”	means the Purchase Agreement;

“Share”	means a share in the Company and includes a fraction of a share in the Company;

“Shareholders Agreement”

means that certain Amended and Restated Shareholders’ Agreement entered into between the Company and the Members on or around the date of these Memorandum and Articles (as may be amended, replaced or supplemented from time to time);

“Special Mandatory Conversion”	has the meaning given to in clause 7.13 of this Memorandum;

“Subsidiary”

of any Person means another Person, (i) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person or by another Subsidiary of such first Person, or (ii) which is required to be consolidated for financial reporting purposes with the first Person under GAAP. For the purpose of this

Memorandum, the defined term “Subsidiary” shall include Biohaven Pharmaceuticals, Inc., a Delaware corporation;

12.2                        In this Memorandum and the Articles:

(a)                                 words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all entities capable of having a legal existence;

(b)                                 reference to a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(c)                                  the headings are for convenience only and shall not affect the construction of this Memorandum or the Articles;

(d)                                 reference to a thing being “written” or “in writing” includes all forms of writing, including all electronic records which, in the determination of the Directors, satisfy the requirements of the Electronic Transactions Act, 2001;

(e)                                  reference to a thing being “signed” or to a person’s “signature” shall include reference to an electronic signature which, in the determination of the Directors, satisfies the requirements of the Electronic Transactions Act, 2001, and reference to the Company’s “seal” shall include reference to an electronic seal which, in the determination of the Directors, satisfies the requirements of the Electronic Transactions Act, 2001.

We, Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 18th day of September 2013.

Incorporator

Sgd. Ruairi Bourke
Authorised Signatory
Maples Corporate Services (BVI) Limited]

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED
ARTICLES OF ASSOCIATION

OF

Biohaven Pharmaceutical Holding Company Ltd.

1                                         Share Certificates

1.1                               Every person whose name is entered as a Member in the Company’s register of Members, being the holder of Shares, shall without payment (except where otherwise noted) be entitled to a Share certificate in the following circumstances:

(a)                                 on the issuance of such Shares to such Member;

(b)                                 on the transfer of such Shares to such Member;

(c)                                  on a re-designation, conversion or other restructuring of such Shares with the effect that the certificate in issue no longer properly describes such Shares; and

(d)                                 at the discretion of the Directors (who may levy a reasonable charge), on notice to the Company of a change of name of the Member.

1.2                               Such certificate shall be signed by a Director or under the common seal of the Company (which the registered agent of the Company is authorised to affix to such certificate) with or without the signature of any Director or officer of the Company specifying the Share or Shares held and the par value thereof (if any), provided that in respect of Shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all.

1.3                               If a certificate is worn out or lost it may, subject to the prior written consent of any mortgagee or chargee whose interest in the relevant certificated Shares has been noted on the Company’s register of Members, be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the Directors may reasonably require. Any Member receiving a Share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate.

2                                         Issue of Shares

2.1                               Subject to the provisions of the Memorandum, these Articles and the Shareholders Agreement, the unissued Shares shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value (if any) of the Shares being disposed of, and upon such terms and conditions as the Directors may determine. Such consideration may take any form acceptable to the Directors, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services. Before issuing Shares for a consideration other than money, the Directors shall pass a Resolution of Directors stating:

(a)                                 the amount to be credited for the issue of the Shares;

(b)                                 their determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)                                  that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.2                               Subject to the provisions of the Act in this regard, Shares may be issued on the terms that they are redeemable or, at the option of the Company, liable to be redeemed, on such terms and in such manner as the Directors before or at the time of the issue of such Shares may determine.

2.3                               The Directors may redeem any Share issued by the Company at a premium.

2.4                               Except as required by the Act, and notwithstanding that a Share certificate may, in the Company’s discretion, refer to a Member holding Shares “as trustee” or similar expression, no person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or (except as provided by these Articles or by the Act) any other rights in respect of any Share except any absolute right to the entirety thereof by the registered holder.

3                                         Forfeiture of Shares

3.1                               The Company may, at any time after the due date for payment, serve on a Member who has not paid in full for Shares registered in the name of that Member, a written notice of call (“Notice of Call”) specifying a date for payment to be made. The Notice of Call shall name a further date not earlier than the expiration of 14 days from the date of service of the Notice of Call on or before which the payment required by the Notice of Call is to be made and shall contain a statement that in the event of non-payment at or before the time named in the Notice of Call the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

3.2                               Where a written Notice of Call has been issued under the foregoing Article and the requirements of the Notice of Call have not been complied with, the Directors may, at any time before tender of payment, forfeit and cancel the Shares to which the Notice of Call relates. The Company is under no obligation to refund any moneys to the Member whose Shares have been cancelled pursuant to this Article and that Member shall be discharged from any further obligation to the Company.

4                                         Transfer of Shares

4.1                               Shares shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the Shares imposes a liability to the Company on the transferee. The instrument of transfer of a registered Share shall be sent to the Company for registration.

4.2                               Subject to the Memorandum, these Articles and to section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the Share in the Company’s register of Members, provided that the transfer complies with the Shareholders Agreement.

4.3                               The transfer of a Share is effective when the name of the transferee is entered in the Company’s register of Members.

5                                         Mortgages of Shares and Charges over Shares

5.1                               Members may mortgage or create a charge or other form of security over their Shares.

5.2                               The Directors shall, at the written request of a Member who has mortgaged or created a charge over his Shares, enter in the Company’s register of Members:

(a)                                 a statement that such Shares are mortgaged or charged;

(b)                                 the name of the mortgagee or chargee (where such information has been stated by the Member); and

(c)                                  the date on which the statement and name are entered in the Company’s register of Members.

6                                         Transmission of Shares

6.1                               Subject to sections 52(2) and 53 of the Act, the executor or administrator of a deceased Member, the guardian of an incompetent Member or the trustee of a bankrupt Member shall be the only person recognised by the Company as having any title to such Member’s Share(s), save that and only in the event of death, incompetence or bankruptcy of any Member or Members as a consequence of which the Company no longer has any Directors or Members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

(a)                                 a grant of probate of the deceased’s will, or grant of letters of administration of the deceased’s estate, or confirmation of the appointment as executor or administrator (as the case may be, or analogous position in the relevant jurisdiction), of a deceased Member’s estate;

(b)                                 the appointment of a guardian (or analogous position in the relevant jurisdiction) of an incompetent Member;

(c)                                  the appointment as trustee (or analogous position in the relevant jurisdiction) of a bankrupt Member; or

(d)                                 upon production of any other reasonable evidence of the applicant’s beneficial ownership of, or entitlement to the Shares,

to the Company’s registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the Share certificate(s) of the deceased, incompetent or bankrupt Member, an indemnity in favour of the registered agent and/or appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the Company’s register of Members, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a Director and/or entered in the Company’s register of Members as the legal and/or beneficial owner of the Shares.

6.2                               Without limiting the foregoing, the production to the Company of any document which is reasonable evidence of:

(a)                                 a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor (or analogous position in the relevant jurisdiction), of a deceased Member;

(b)                                 the appointment of a guardian (or analogous position in the relevant jurisdiction) of an incompetent Member;

(c)                                  the trustee (or analogous position in the relevant jurisdiction) of a bankrupt Member; or

(d)                                 the applicant’s legal and/or beneficial ownership of the Shares,

shall be accepted by the Company even if the deceased, incompetent Member or bankrupt Member is resident and/or domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the Directors may obtain appropriate legal advice. The Directors may also require an indemnity to be given by the executor, administrator, guardian, trustee in bankruptcy or the applicant.

6.3                               Any person becoming entitled by operation of law or otherwise to a Share or Shares in consequence of the death, incompetence or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the Directors. An application by any such person to be registered as a Member shall for all purposes be deemed to be a transfer of Shares of the deceased, incompetent or bankrupt Member and the Directors shall treat it as such (but without requiring an instrument of transfer).

6.4                               Any person who has become entitled to a Share or Shares in consequence of the death, incompetence or bankruptcy of any Member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such Share or Shares and such request shall likewise be treated as if it were a transfer.

6.5                               What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

7                                         Acquisition of Own Shares

7.1                               The Company may, in the manner determined by the Directors by Resolution of Directors (and subject to the written consent of all the Members whose Shares are to be purchased, redeemed or otherwise acquired except as otherwise provided in an agreement between the Company and any such Member), purchase, redeem or otherwise acquire any of the Company’s own Shares for such consideration as the Directors consider fit, and either cancel or hold such Shares as treasury Shares. Shares may be purchased or otherwise acquired in exchange for newly issued Shares.

7.2                               The Directors shall not, unless permitted pursuant to the Act, purchase, redeem or otherwise acquire any of the Company’s own Shares unless immediately after such purchase, redemption or other acquisition:

(a)                                 the value of the Company’s assets exceeds it liabilities; and

(b)                                 the Company is able to pay its debts as they fall due.

7.3                               Sections 60 and 61 of the Act shall not apply to the Company.

8                                         Treasury Shares

8.1                               Shares may only be held as treasury Shares by the Company to the extent that the number of treasury Shares does not exceed 50% of the Shares of that class previously issued by the Company, excluding Shares that have been cancelled.

8.2                               The Directors may dispose of any treasury Shares on such terms and conditions as they may from time to time determine.

9                                         Notice of Meetings of Members

9.1                               The Directors may convene meetings of Members at such times and in such manner and places (within or outside the British Virgin Islands) as the Directors consider necessary or desirable, and they shall convene such a meeting upon the written request of Members entitled to exercise at least ten (10) percent of the voting rights in respect of the matter for which the meeting is requested.

9.2                               Not less than seven (7) days’ notice specifying at least the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as Members in the Company’s register of Members and are entitled to vote at the meeting. The record date for determining those Members that are entitled to vote at the meeting may be specified in the notice (and such record date need not be the date notice is given).

9.3                               Notwithstanding the foregoing Article, a meeting of Members held in contravention of the requirement to give notice is valid if Members holding at least fifty (50) percent of:

(a)                                 the total voting rights on all the matters to be considered at the meeting; or

(b)                                 the votes of each class or series of Shares where Members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes, have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall be deemed to constitute waiver on his part (unless such Member objects in writing before the meeting proceeds to business).

9.4                               The inadvertent failure of the Directors to give notice of a meeting to a Member, or the fact that a Member has not received a notice that has been properly given, shall not invalidate the meeting.

10                                  Proceedings at Meetings of Members

10.1                        No business shall be transacted at any meeting of Members unless a quorum of Members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of the Shares of each class or series of Shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining Shares entitled to vote thereon.

10.2                        A Member shall be deemed to be present at a meeting of Members if:

(a)                                 he or his proxy participates by telephone or other electronic means; and

(b)                                 all Members and proxies participating in the meeting are able to hear each other.

10.3                        If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved or, at the discretion of the Chairman, shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Chairman may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

10.4                        A Member may attend a meeting of Members personally or be represented by a proxy who may speak and vote on behalf of the Member.

10.5                        The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy, but must be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity (other than one or more individuals holding as joint owner) in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same.

10.6                        The Directors may, at any time prior to the time appointed for the meeting of Members to commence, appoint any person to act as chairman of the meeting of the Members (the “Chairman”) or, if the Directors do not make any such appointment, the Chairman of the Board shall preside as the Chairman. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be the Chairman.

10.7                        If no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be Chairman.

10.8                        The Chairman may adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

10.9                        At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands by the holders of a majority of in excess of fifty (50) percent of the votes of those Members (or their duly appointed proxies) entitled to vote and voting on the resolution, unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)                                 by the Chairman; or

(b)                                 by any Member present in person or by proxy and holding not less than one tenth of the total voting Shares issued and having the right to vote on such resolution.

10.10                 Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.11                 If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn, at the discretion of the Chairman.

10.12                 On a poll, every holder of a voting Share present in person or by proxy shall have one vote for every voting Share of which he is the holder which confers the right to a vote on the resolution. On a poll, a Resolution of Members is passed if it is approved by a majority of the votes validly cast by Members holding Shares entitled to vote on the poll.

10.13                 In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote.

10.14                 Subject to the Memorandum or these Articles, an action that may be taken by Members at a meeting of Members may also be taken by a resolution consented to in writing, without the need for any notice. The consent may consist of several documents, including written communications, in like form each signed or assented to by one or more Members. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date from which Members holding a sufficient number of votes of Shares to pass the resolution have given their written consent.

10.15                 If a committee is appointed for any Member who is of unsound mind, that Member may vote by such committee.

11                                  Jointly Held Shares

Where Shares are registered in the names of joint owners:

(a)                                 each registered owner may be present in person or by proxy at a meeting of Members and may speak as a Member;

(b)                                 if only one of them is present in person or by proxy, he may vote on behalf of all of them; and

(c)                                  if two or more are present in person or by proxy, they must vote as one. If more than one joint owner votes in person or by proxy at any meeting of Members or consents in writing pursuant to Article 10.14, the vote or consent of the joint owner whose name appears first among such joint holders in the Company’s register of Members shall alone be counted.

12                                  Companies Acting by Representatives at Meetings

Any corporation or other form of corporate legal entity which is a Member may by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Members or any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member.

13                                  Appointment and Removal of Directors

13.1                        Subject to Article 13.2 and the Shareholders Agreement, the Directors shall be appointed and removed by Resolution of Directors or Resolution of Members. A Director shall be appointed for such term as may be specified on his appointment or, failing any term specified, shall be deemed to be appointed indefinitely.  Sections 114(2) and 114(3) of the Act shall not apply to the Company.

13.2                        The maximum number of Directors shall be nine (9) and the minimum number of Directors shall be two (2). Subject to the provisions of the Shareholders’ Agreement, (a) subject to and effective as of the Second Tranche Closing, the Preferred Majority shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one Director subject to the provisions in the Shareholders Agreement relating to the appointment and election of such Director, and (b) the holders of a majority of the voting power of the outstanding Series A Preferred Shares and Common Shares, voting together as a single class on an as-converted to Common Shares basis, shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time the remaining Directors.

13.3                        The Directors may, by Resolution of Directors, appoint a Director to fill a vacancy on the board of Directors. The term of the appointment of such Director shall not exceed the term that remained when the person who has ceased to be a Director ceased to hold office. A vacancy on the board of Directors occurs if a Director dies, or in the case of a Director that is not an individual, ceases to exist, or otherwise ceases to hold office or a Director prior to the expiration of his term of office.

13.4                        A person shall not be appointed as a Director unless he has consented in writing to be a Director.

13.5                        Each Director holds office until:

(a)                                 his disqualification to act as a Director under section 111 of the Act (on which his office as Director shall be automatically terminated if he has not resigned in accordance with section 115(2) of the Act);

(b)                                 his death or, in the case of a Director that is not an individual, its ceasing to exist;

(c)                                  his resignation;

(d)                                 the expiry of the term of office (if any) specified on his appointment or as the Directors or Members may have determined; or

(e)                                  the effective date of his removal by Resolution of Directors or Resolution of Members.

13.6                        The following are disqualified for appointment as a Director:

(a)                                 an individual who is under 18 years of age;

(b)                                 a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act, 2003;

(c)                                  a person who is a restricted person within the meaning of section 409 of the Insolvency Act, 2003; and

(d)                                 an undischarged bankrupt.

13.7                        A Director shall not require a Share qualification, but nevertheless shall be entitled to attend and speak at any meeting of Directors and meeting of Members and at any separate meeting of the holders of any class of Shares.

13.8                        The remuneration of Directors (whether by way of salary, commission, participation in profits or otherwise) in respect of services rendered or to be rendered in any capacity to the Company (including to any company in which the Company may be interested) shall be fixed by Resolution of Directors or Resolution of Members. The Directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors, or any committee of the Directors or meetings of the Members, or in connection with the business of the Company as shall be approved by Resolution of Directors or Resolution of Members.

14                                  Alternate Directors and Reserve Directors

14.1                        A Director, by written instrument deposited at the registered office, may from time to time appoint another Director or another person who is not disqualified for appointment as a Director under section 111 of the Act to be his alternate to:

(a)                                 exercise the appointing Director’s powers; and

(b)                                 carry out the appointing Director’s responsibilities, in relation to the taking of decisions by the Directors in the absence of the appointing Director.

14.2                        No person shall be appointed as an alternate Director unless he has consented in writing to be an alternate Director. The appointment of an alternate Director does not take effect until written notice of the appointment has been deposited at the registered office.

14.3                        The appointing Director may, at any time, terminate or vary the alternate’s appointment. The termination or variation of the appointment of an alternate Director does not take effect until written notice of the termination or variation has been deposited at the registered office, save that if a Director shall die or cease to hold the office of Director, the appointment of his alternate shall thereupon cease and terminate immediately without the need for notice.

14.4                        An alternate Director has no power to appoint an alternate, whether of the appointing Director or of the alternate Director.

14.5                        An alternate Director has the same rights as the appointing Director in relation to any meeting of Directors and any Resolution of Directors passed by way of a consent in writing. Unless stated otherwise in the notice of the appointment of the alternate, or a notice of variation of the appointment, if undue delay or difficulty would be occasioned by giving notice to a Director of a resolution of which his approval is sought in accordance with these Articles his alternate (if any) shall be entitled to waive notice on behalf of the appointing Director and vote on or consent to the resolution on behalf of that Director. Any exercise by the alternate Director of the appointing

Director’s powers in relation to the taking of decisions by the Directors is as effective as if the powers were exercised by the appointing Director. An alternate Director does not act as an agent of or for the appointing Director and is liable for his own acts and omissions as an alternate Director.

14.6                        The remuneration of an alternate (if any) shall be payable out of the remuneration payable to the Director appointing him (if any), as agreed between such alternate and the Director appointing him.

14.7                        Where the Company has only one Member with voting rights who is an individual and that Member is also the sole Director (the “sole member/director”), that sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a Director under section 111(1) of the Act as a reserve Director to act as director in the place of the director in the event of his death. A person shall not be nominated as a reserve Director unless he has consented in writing to be nominated as a reserve Director. The nomination of a person as a reserve Director ceases to have effect if:

(a)                                 before the death of the sole member/director who nominated him:

(i)                                     he resigns as reserve Director; or

(ii)                                  the sole member/Director revokes the nomination in writing; or

(b)                                 the sole member/director who nominated him ceases to be the sole member/director for any reason other than his death.

15                                  Duties of Directors and Conflicts of Interests

15.1                        A Director, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the Director believes to be in the best interests of the Company.

15.2                        Notwithstanding the foregoing Article:

(a)                                 if the Company is a wholly-owned subsidiary, a Director may, when exercising powers or performing duties as a Director, act in a manner which he believes is in the best interests of the Company’s parent even though it may not be in the best interests of the Company;

(b)                                 if the Company is a subsidiary, but not a wholly-owned subsidiary, a Director may, when exercising powers or performing duties as a Director, with the prior agreement of all the Members, other than its parent, act in a manner which he believes is in the best interests of the Company’s parent even though it may not be in the best interests of the Company; and

(c)                                  if the Company is carrying out a joint venture between the Members, a Director may, when exercising powers or performing duties as a Director in connection with the carrying out of the joint venture, act in a manner which he believes is in the best interests of a Member or Members, even though it may not be in the best interests of the Company.

15.3                        A Director shall exercise his powers as a Director for a proper purpose and shall not act, or agree to the Company acting, in a manner that contravenes the Act or the Memorandum or these Articles.

15.4                        A Director, when exercising powers or performing duties as a Director, shall exercise the care, diligence, and skill that a reasonable Director would exercise in the same circumstances taking into account, but without limitation:

(a)                                 the nature of the Company;

(b)                                 the nature of the decision; and

(c)                                  the position of the Director and the nature of the responsibilities undertaken by him.

15.5                        A Director, when exercising his powers or performing his duties as a Director, is entitled to rely upon the register of Members and upon books, records, financial statements and other information prepared or supplied, and on professional or expert advice given, by:

(a)                                 an employee of the Company whom the Director believes on reasonable grounds to be reliable and competent in relation to the matters concerned;

(b)                                 a professional adviser or expert in relation to matters which the Director believes on reasonable grounds to be within the person’s professional or expert competence; and

(c)                                  any other Director, or committee of Directors upon which the Director did not serve, in relation to matters within the Director’s or committee’s designated authority, provided that the Director: (i) acts in good faith; (ii) makes proper inquiry where the need for the inquiry is indicated by the circumstances; and (iii) has no knowledge that his reliance on the register of Members or the books, records, financial statements and other information or expert advice is not warranted.

15.6                        A Director may hold any other office or position of profit under the Company (except that of auditor or liquidator) in conjunction with his office of Director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the Directors shall approve.

15.7                        A Director may be or become a Director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a Member or otherwise and no such Director shall be accountable for any remuneration or other benefits received by him as Director or officer or from his interest in such other company. The Directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, Directors or officers of such other company, or voting or providing for the payment of remuneration to the Directors or officers of such other company. A Director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a Director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

15.8                        No Director shall be disqualified by his office from contracting with the Company either as a buyer, seller or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be voided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such Director holding that office or by reason of the fiduciary relationship thereby established, provided such Director shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board. For the purposes of this Article:

(a)                                 a Director is not required to make such a disclosure if:

(i)                                     the transaction or proposed transaction is between the Director and the Company; and

(ii)                                  the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions;

(b)                                 a disclosure to the board to the effect that a Director is a Member, Director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction. Such a disclosure is not made to the board unless it is made or brought to the attention of every Director on the board; and

(c)                                  subject to section 125(1) of the Act, the failure by a Director to comply with this Article does not affect the validity of a transaction entered into by the Director or the Company.

15.9                        A Director who is interested in a transaction entered into or to be entered into by the Company may:

(a)                                 vote on a matter relating to the transaction;

(b)                                 attend a meeting of Directors at which a matter relating to the transaction arises and be included among the Directors present at the meeting for the purposes of a quorum; and

(c)                                  sign a document on behalf of the Company, or do any other thing in his capacity as a Director, that relates to the transaction.

16                                  Powers of Directors

16.1                        The business of the Company shall be managed by the Directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business and affairs of the Company as are not by the Act or by the

Memorandum or these Articles required to be exercised by the Members, subject to any delegation of such powers as may be authorised by these Articles and permitted by the Act and to such requirements as may be prescribed by Resolution of the Members, but no requirement made by Resolution of the Members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the Directors which would have been valid if such requirement had not been made.

16.2                        Section 175 of the Act shall not apply to the Company.

16.3                        If the number of Directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board there shall be only one continuing Director, he shall be authorised to act alone only for the purpose of appointing another Director.

17                                  Delegation by the Board to Directors, Committees, Officers, Attorneys and Agents

17.1                        The board may entrust to and confer upon any Director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to the provisions of section 110 of the Act, the Directors may delegate any of their powers to committees consisting of such Member or Members of their body as they think fit. Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the Directors or the provisions of the Act.

17.2                        The Directors have no power to delegate the following powers to a committee of Directors:

(a)                                 to amend the Memorandum or these Articles;

(b)                                 to designate committees of Directors;

(c)                                  to delegate powers to a committee of Directors (provided that this and the preceding sub-Article do not prevent a committee of Directors, where authorised by the Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee);

(d)                                 to appoint or remove Directors;

(e)                                  to appoint or remove an agent;

(f)                                   to approve a plan or merger, consolidation or arrangement;

(g)                                  to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or approve a liquidation plan; or

(h)                                 to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed Distribution, satisfy the solvency test.

17.3                        Where the Directors delegate their powers to a committee of Directors, they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds that at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on Directors by the Act.

17.4                        The Directors may, by Resolution of Directors, appoint officers of the Company at such times as shall be considered necessary or expedient. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the Directors thereafter.

17.5                        Any person may hold more than one office and no officer need be a Director or Member. The officers shall remain in office until removed from office by the Directors, whether or not a successor is appointed.

17.6                        Any officer who is a body corporate may appoint any person as its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

17.7                        The Directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as the Directors think fit.

17.8                        The Directors may appoint any person, including a person who is a Director, to be an agent of the Company. An agent of the Company has such powers and authority of the Directors, including the power and authority to affix the common seal of the Company, as are set forth in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)                                 to amend the Memorandum or these Articles;

(b)                                 to change the registered office or registered agent;

(c)                                  to designate committees of Directors;

(d)                                 to delegate powers to a committee of Directors;

(e)                                  to appoint or remove Directors;

(f)                                   to appoint or remove an agent;

(g)                                  to fix emoluments of Directors;

(h)                                 to approve a plan of merger, consolidation or arrangement;

(i)                                     to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or to approve a liquidation plan;

(j)                                    to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed Distribution, satisfy the solvency test as stipulated in section 56 of the Act; or

(k)                                 to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

17.9                        Where the Directors appoint any person to be an agent of the Company, they may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

17.10                 The Directors may at any time remove an agent and may revoke or vary a power conferred on him.

18                                  Proceedings of Directors

18.1                        The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.  The meetings of the board and any committee thereof shall be held at such place or places (within or outside the British Virgin Islands) as the Directors shall decide.

18.2                        A Director may at any time summon a meeting of the Directors. A Director shall be given not less than three (3) business days’ (as defined in the Act) notice of a meeting of the Directors, save that a meeting of Directors held on less notice is valid if a majority of the Directors entitled to vote at the meeting have waived the notice of the meeting; and, for this purpose, the presence of a Director at the meeting shall be deemed to constitute waiver on his part (unless he objects in writing before the meeting proceeds to business).

18.3                        The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, shall not invalidate the meeting.

18.4                        Any Director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Directors and of transacting any of the business of the Directors.

18.5                        A meeting of the Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than four fifths of the total number of Directors with a minimum of four (4).

18.6                        If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

18.7                        A Director shall be deemed to be present at a meeting of the board if:

(a)                                 he or his alternate participates by telephone or other electronic means; and

(b)                                 all Directors and alternates participating in the meeting are able to hear each other.

18.8                        The Directors may elect a chairman (the “Chairman of the Board”) of their meeting and determine the period for which he is to hold office. If no such Chairman of the Board is elected, or if at any meeting the Chairman of the Board is not present at the time appointed for holding the meeting, the Directors present may choose one of their number to be Chairman of the Board for the meeting. If the Directors are unable to choose a Chairman of the Board, for any reason, then the longest serving Director present at the meeting shall preside as the Chairman of the Board.

18.9                        Questions arising at any meeting of Directors shall be decided by a majority of the votes cast by Directors who are present in person or by alternate at the meeting and entitled to vote on the resolution. In the event of an equality in votes the Chairman of the Board shall have a second or casting vote.

18.10                 A resolution approved by a majority of the Directors or their alternates for the time being entitled to receive notice of a meeting of the Directors taking the form of a consent in writing shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held, without the need for any notice. The consent in writing may consist of several documents, including written communications, in like form each signed or assented to by one or more Directors. If the consent is in one or more counter parts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date from which Directors having a sufficient number of votes to pass the resolution have given their written consent.

18.11                 If the Company shall have only one Director, the foregoing provisions for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a Resolution of Directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

19                                  Indemnification and Insurance

19.1                        Subject to the provisions of the Act, every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

19.2                        The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

19.3                        The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

20                                  Company Seal and Entry into Contracts and Deeds

20.1                        The Directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument (save for a Share certificate in accordance with these Articles) shall be witnessed by a Director or officer of the Company or any other person so authorised from time to time by the Directors.

20.2                        A contract may be entered into by the Company as follows:

(a)                                 a contract that, if entered into by an individual, would be required by law to be in writing and under seal, may be entered into by or on behalf of the Company in writing under the common seal of the Company, or executed by or on behalf of the Company by a Director or an authorised agent of the Company, and may be varied or discharged in the same manner;

(b)                                 a contract that, if entered into by an individual, would be required by law to be in writing and signed, may be entered into by or on behalf of the Company in writing and signed by a person acting under the express or implied authority of the company, and may be varied or discharged in the same manner; and

(c)                                  a contract that, if entered into by an individual, would be valid although entered into orally, and not reduced to writing, may be entered into orally by or on behalf of the Company by a person acting under the express or implied authority of the Company, and may be varied or discharged in the same manner.

20.3                        Notwithstanding the foregoing Article, an instrument is validly executed by the Company as a deed, or an instrument under seal, if it is either:

(a)                                 sealed with the common seal of the Company and witnessed by a Director and/or such other person who is authorised by the Memorandum or these Articles to witness the application of the common seal of the Company; or

(b)                                 expressed to be, or is expressed to be executed as, or otherwise makes clear on its face that it is intended to be, a deed and it is signed by a Director and/or by a person acting under the express or implied authority of the Company.

21                                  Distributions

21.1                        Subject to the provisions of the Act and clause 11 of the Memorandum, the Directors may, by Resolution of Directors, authorise a Distribution by the Company at a time, and of an amount, and to any Members they think fit if they are satisfied, on reasonable grounds that, immediately after the Distribution, the value of the Company’s assets will exceed the Company’s liabilities and the Company will be able to pay its debts as they fall due. Distributions, including dividends, may be declared and paid in cash or in specie, in Shares or other assets and the Directors may for such purpose set such value as they deem fair upon any such assets.

21.2                        No Distribution shall be paid on those Shares which are held by the Company as treasury Shares at the date of declaration of the Distribution.

21.3                        The Directors may, before recommending any Distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

21.4                        If several persons are registered as joint holders of any Share, any of them may give effectual receipt for any Distribution or other monies payable on or in respect of the Share.

21.5                        Notice of any Distribution that may have been declared shall be given to each Member in manner hereinafter mentioned and all Distributions unclaimed for three years after having been declared may be forfeited by the Directors for the benefit of the Company.

21.6                        No Distribution shall bear interest against the Company.

22                                  Company Records

22.1                        The Company shall keep records that:

(a)                                 are sufficient to show and explain the Company’s transactions; and

(b)                                 will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

22.2                        The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Directors may determine:

(a)                                 minutes of all meetings and all resolutions of Members and of classes of Members;

(b)                                 minutes of all meetings and all resolutions of Directors and committees of Directors; and

(c)                                  the records and underlying documentation of the Company (including, without limitation, its accounts (if any)).

22.3                        Where any such records are kept at a place other than at the office of the Company’s registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept. Where the place at which any such records is changed, the Company shall provide the registered agent with the physical address of the new location of the records within fourteen (14) days of the change of location.

22.4                        The Company shall retain its records and underlying documentation for a period of at least five years from the date:

(a)                                 of completion of the transaction to which the records and underlying documentation relate; or

(b)                                 the Company terminates the business relationship to which the records and underlying documentation relate, and for these purposes “business relationship” means a continuing arrangement between the Company and one or more persons with whom the Company engages in business, whether on a one-off, regular, habitual or regular basis.

22.5                        The Company shall keep a register to be known as a register of Directors containing the names and addresses of the persons who are Directors, the date on which each person whose name is entered in the register was appointed as a Director, the date on which each person named as a Director ceased to be a Director, and such other information as may be prescribed from time to time by law.

22.6                        The Company shall maintain an accurate and complete register of Members showing the full names and addresses of all persons holding registered Shares, the number of each class and series of registered Shares held by such person, the date on which the name of each Member was entered in the register of Members and where applicable, the date such person ceased to hold any registered Shares.

22.7                        The Company shall maintain an accurate and complete register of charges in accordance with section 162(1) showing;

(a)                                 if the charge is a charge created by the company, the date of its creation or, if the charge is a charge existing on property acquired by the company, the date on which the property was acquired;

(b)                                 a short description of the liability secured by the charge;

(c)                                  a short description of the property charged;

(d)                                 the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)                                  unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)                                   details of any prohibition or restriction, if any, contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

22.8                        The Company shall keep the following at the office of its registered agent:

(a)                                 the Memorandum and these Articles;

(b)                                 the register of Members maintained in accordance with these Articles or a copy of the register of Members;

(c)                                  the register of Directors maintained in accordance with these Articles or a copy of the register of Directors;

(d)                                 copies of all notices and other documents filed by the Company in the previous ten years;

(e)                                  a copy of the register of charges kept by the Company pursuant to section 162(1) of the Act; and

(f)                                   an imprint of the common seal.

22.9                        Where the Company keeps a copy (but not the original) of the register of Members or the register of Directors at the office of its registered agent, it shall:

(a)                                 within fifteen (15) days of any change in the register, notify the registered agent, in writing, of the change; and

(b)                                 provide the registered agent with a written record of the physical address of the place or places at which the original register of Members or the original register of Directors is kept, and where the place at which the original register of Members or the original register of Directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within fourteen (14) days of the change of location.

22.10                 The records, documents and registers required by these Articles shall be open to the inspection of the Directors at all times.

22.11                 The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right to inspect any records, documents or registers of the Company except as conferred by the Act or authorised by a Resolution of Directors.

23                                  Audit

23.1                        The Directors may by a Resolution of Directors call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

23.2                        The auditor may be a Member but no Director or officer of the Company shall be eligible during his continuance in office.

23.3                        Every auditor of the Company shall have a right of access at all times to the books of account of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

23.4                        The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company’s audited profit and loss account and/or balance sheet is to be presented.

24                                  Notices

24.1                        Any notice, information or written statement required to be given to Members shall be served by mail, fax (or equivalent means of transmittance) or email addressed to each Member at the address shown in the Company’s register of Members (or where the notice is given by email or fax (or equivalent means of transmittance) by sending it to the email address or fax number (or equivalent) provided by such Member). Any mailed notice, if posted from one country to another, is to be sent by airmail.

24.2                        Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays in the British Virgin Islands) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the British Virgin Islands) following the day on which the notice was posted. Where a notice is sent by fax (or equivalent means of transmittance), service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by email service shall be deemed to be effected by transmitting the email to the email address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the email to be acknowledged by the recipient.

24.3                        A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

24.4                        All notices directed to be given to the Members shall, with respect to any registered Shares to which persons are jointly entitled, be given to whichever of such persons is named first in the Company’s register of Members, and notice so given shall be sufficient notice to all the holders of such Shares.

25                                  Continuation

The Company may, by a Resolution of Directors or by a Resolution of Members, continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

26                                  Liquidation

26.1                        The Company may be voluntarily liquidated under Part XII of the Act if;

(a)                                 it has no liabilities; or

(b)                                 it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities.

26.2                        A voluntary liquidator may, subject to the terms of the Act, be appointed by a Resolution of Directors or by a Resolution of Members provided the Members have approved, by Resolution of Members, a liquidation plan approved by the Directors.

26.3                        If the Company shall be liquidated, the voluntary liquidator may divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no Member shall be compelled to accept any Shares or other securities whereon there is any liability.

We, Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 18th day of September 2013.

Incorporator

Sgd. Ruairi Bourke
Authorised Signatory
Maples Corporate Services (BVI) Limited